As filed with the Securities and Exchange Commission on August 3, 2004
                                                  Registration No. 333-_________
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ___________

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   ___________

                         THE PEPSI BOTTLING GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                      13-4038356
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                                  One Pepsi Way
                           Somers, New York 10589-2201
          (Address of Principal Executive Offices, including zip code)

                        PBG 2004 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                                Pamela C. McGuire
              Senior Vice President, General Counsel and Secretary
                         The Pepsi Bottling Group, Inc.
                                  One Pepsi Way
                             Somers, New York 10589
                                 (914) 767-7982
 (Name, Address and Telephone Number, including area code, of Agent for Service)

                                   Copies to:
             Mark D. Wincek                             Steven M. Rapp
         Kilpatrick Stockton LLP                The Pepsi Bottling Group, Inc.
    607 14th Street, N.W., Suite 900                     One Pepsi Way
      Washington, D.C. 20005-20018                Somers, New York 10589-2201
             (202) 508-5801                             (914) 767-7971
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                                   Proposed Maximum        Proposed Maximum
   Title of Securities         Amount to be         Offering Price        Aggregate Offering         Amount of
    to be Registered            Registered             Per Share                Price             Registration Fee
-------------------------- --------------------- ---------------------- ----------------------- ---------------------
     Common Stock,
     Par Value $.01           10,000,000 (1)         $ 27.76 (2)           $ 277,600,000 (2)         $ 14,127 (3)
-------------------------- --------------------- ---------------------- ----------------------- ---------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers any additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the high and low sales prices of the Registrant's Common Stock, as reported on the New York Stock Exchange on July 30, 2004.

(3) In accordance with Rule 457(p), the currently due Registration Fee has been offset by an aggregate amount of $21,044.78 previously paid with respect to unsold shares of the Registrant's Common Stock under prior registration statements filed by the Registrant. The Registrant filed (a) a Registration Statement on Form S-8 (Registration No. 333-60428) with the Securities and Exchange Commission ("SEC") on May 8, 2001 to register 15,000,000 shares of Common Stock (as adjusted for the 2-for-1 split of the Registrant's Common Stock effected on November 27, 2001), 2,288,831 of which remain unsold, and paid $11,590.06 in registration fees attributable to these unsold shares and (b) a Registration Statement on Form S-8 (Registration No. 333-100786) with the SEC on October 28, 2002 to register 18,000,000 shares of Common Stock, 3,659,893 of which remain unsold, and paid $9,454.72 in registration fees attributable to these unsold shares. The Registrant has filed a Post-Effective Amendment to each of these Registration Statements to deregister these unsold shares.

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*
____________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
        ---------------------------------------

     The Pepsi Bottling Group, Inc. (the "Registrant") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

(1) The Registrant's Annual Report on Form 10-K for the year ended December 27, 2003, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 20, 2004;

(3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 12, 2004;

(4) The description of the Registrant's Common Stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(b) of the Exchange Act, and all amendments and reports filed for the purpose of updating such descriptions.

     All documents subsequently filed by the Registrant with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

     Not applicable (the Common Stock is registered under Section 12(b) of the Exchange Act).

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

     The validity of the shares of Common Stock issuable under the PBG 2004 Long-Term Incentive Plan has been passed upon for the Registrant by Steven M. Rapp, Esq., Vice President, Senior Deputy General Counsel and Assistant Secretary of the Registrant. Mr. Rapp holds shares and options to purchase shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Eighth of the Registrant's Certificate of Incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Registrant's Certificate of Incorporation provides for such limitation of liability.

     The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.        Exemption from Registration Claimed
               -----------------------------------

         Not applicable.

Item 8.        Exhibits
               --------

Exhibit No.    Description
----------     -----------

   4.1 Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-70291) as amended, as filed with the SEC (the "Form S-1")).

   4.2         Bylaws(incorporated  herein by  reference  to Exhibit 3.2 to Form
               S-1).

   4.3 Amendments to Certificate of Incorporation (incorporated herein by reference to Exhibit 3.3 to Form S-1).

   4.4 Amendment to Certificate of Incorporation (incorporated herein by reference to Exhibit 3.4 to Registrant's Annual Report on Form 10-K for the year ended December 27, 2003).

   4.5         Form  of  common  stock  certificate   (incorporated   herein  by
               reference to Exhibit 4 to Form S-1).

      5 Opinion and consent of Steven M. Rapp, Esq., Vice President, Senior Deputy General Counsel and Assistant Secretary of the Registrant.

     15        Accountants' Acknowledgment

   23.1 Consent of Independent Registered Public Accounting Firm to The Pepsi Bottling Group, Inc.

   23.2 Consent of Independent Registered Public Accounting Firm to Bottling Group, LLC

   23.3        Consent of Steven M. Rapp,  Esq., Vice  President,  Senior Deputy
               General  Counsel  and  Assistant   Secretary  of  the  Registrant
               (included in his opinion filed as Exhibit 5 hereto).

     24 Powers of Attorney (incorporated herein by reference to Exhibit 24 of Registrant's Annual Report on Form 10-K for the year ended December 27, 2003).

Item 9.        Undertakings
               ------------

         The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somers, State of New York, on August 3, 2004.


                            THE PEPSI BOTTLING GROUP, INC.

                            By:  /s/ Steven M. Rapp
                                 ------------------
                                 Steven M. Rapp
                                 Vice President, Senior Deputy General Counsel And Assistant Secretary

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                             Date
---------                      -----                             ----

/s/ John T. Cahill             Chief Executive Officer and       August 3, 2004
------------------             Chairman of the Board
* John T. Cahill

/s/ Alfred H. Drewes           Senior Vice President and Chief   August 3, 2004
---------------------          Financial Officer (Principal
* Alfred H. Drewes             Financial Officer)


/s/ Andrea L. Forster          Vice President and Controller     August 3, 2004
----------------------         (Principal Accounting Officer)
* Andrea L. Forster

/s/ Linda G. Alvarado          Director                          August 3, 2004
---------------------
* Linda G. Alvarado

/s/ Barry H. Beracha           Director                          August 3, 2004
---------------------
* Barry H. Beracha

/s/ Ira D. Hall                Director                          August 3, 2004
---------------
* Ira D. Hall

/s/ Thomas H. Kean             Director                          August 3, 2004
------------------
* Thomas H. Kean

/s/ Susan D. Kronick           Director                          August 3, 2004
---------------------
* Susan D. Kronick

/s/ Blythe J. McGarvie         Director                          August 3, 2004
----------------------
* Blythe J. McGarvie

/s/ Margaret D. Moore          Director                          August 3, 2004
---------------------
* Margaret D. Moore

_________________
 Rogelio Rebolledo             Director

/s/ Clay G. Small              Director                          August 3, 2004
-----------------
* Clay G. Small

* By:  Steven M. Rapp, Attorney-in-Fact

        /s/ Steven M. Rapp
        ------------------
        Steven M. Rapp

                                  EXHIBIT INDEX

    Exhibit No.     Description
    -----------     -----------

        4.1 Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-70291) as amended, as filed with the SEC (the "Form S-1")).

        4.2 Bylaws (incorporated herein by reference to Exhibit 3.2 to Form S-1).

        4.3 Amendments to Certificate of Incorporation (incorporated herein by reference to Exhibit 3.3 to Form S-1).

        4.4 Amendment to Certificate of Incorporation (incorporated herein by reference to Exhibit 3.4 to Registrant's Annual Report on Form 10-K for the year ended December 27, 2003).

        4.5 Form of common stock certificate (incorporated herein by reference to Exhibit 4 to Form S-1).

          5 Opinion and consent of Steven M. Rapp, Esq., Vice President, Senior Deputy General Counsel and Assistant Secretary of the Registrant.

         15          Accountants' Acknowledgment

       23.1 Consent of Independent Registered Public Accounting Firm to The Pepsi Bottling Group, Inc.

       23.2 Consent of Independent Registered Public Accounting Firm to Bottling Group, LLC

       23.3 Consent of Steven M. Rapp, Esq., Vice President, Senior Deputy General Counsel and Assistant Secretary of the Registrant (included in his opinion filed as Exhibit 5 hereto).

         24 Powers of Attorney (incorporated herein by reference to Exhibit 24 of Registrant's Annual Report on Form 10-K for the year ended December 27, 2003).